UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2017

CALATLANTIC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, #2100 Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (240) 532-3806

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 10, 2017, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s West coast headquarters located at 15360 Barranca Parkway, Irvine, California 92618.

The following matters were voted upon at the 2017 stockholders meeting:

Proposal No. 1

The Company’s stockholders elected ten individuals to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Choate	100,165,510	2,388,554	6,399,533
Douglas C. Jacobs	100,003,584	2,550,480	6,399,533
William L. Jews	101,958,080	595,984	6,399,533
David J. Matlin	98,221,449	4,332,615	6,399,533
Robert E. Mellor	100,007,652	2,546,412	6,399,533
Norman J. Metcalfe	100,004,977	2,549,087	6,399,533
Larry T. Nicholson	101,016,800	1,537,264	6,399,533
Peter Schoels	100,605,391	1,948,673	6,399,533
Charlotte St. Martin	101,959,331	594,733	6,399,533
Scott D. Stowell	100,747,908	1,806,156	6,399,533

        Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the 2017 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,335,810	2,504,336	113,451	—

    Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,051,327	2,371,517	131,220	6,399,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALATLANTIC GROUP, INC.

Dated: May 10, 2017	By:	/s/ JOHN P. BABEL
Name: John P. Babel
Title: Executive Vice President, General Counsel & Secretary